UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

Commission File Number 333-174873

Triton Pacific Investment Corporation, Inc.

(Exact name of registrant as specified in its charter)

Maryland	45-2460782
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10877 Wilshire Blvd., 12th Floor

Los Angeles, CA 90024

(Address of principal executive offices)

(310) 943-4990

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 16, 2014, Triton Pacific Investment Corporation, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). The Special Meeting was originally scheduled for September 11, 2014 but was adjourned until September 16, 2014 to consider proposal one relating to the ratification and approval of a sub-advisory agreement with ZAIS Group, LLC. Stockholders of record at the close of business on July 28, 2014, were entitled to vote at the Special Meeting. As of July 28, 2014, there were 200,606.3 shares of common stock outstanding and entitled to vote.

At the reconvened meeting held on September 16, 2014, proxies representing 102,730 shares of the Company’s common stock, or approximately 51.21% of the total shares entitled to vote, were present in person or by proxy and voted on the following proposal, which is described in more detail in the Company’s definitive proxy statement filed with the SEC on August 13, 2014. This proposal was approved by the requisite vote.

Proposal No. 1   To approve a new investment sub-advisory agreement between Triton Pacific Adviser, LLC and ZAIS Group, LLC with respect to the Company.

Votes For	Votes Against	Abstain
102,730	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 22, 2014	Triton Pacific Investment Corporation, Inc.

	By	/s/ Craig J. Faggen
Craig J. Faggen Chief Executive Officer (Principal Executive Officer)